Exhibit 3.1

DUPLICATE

Number: BC0729352

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that FAR RESOURCES LTD. was incorporated under the Business Corporations Act on July 7, 2005 at 07:51 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On July 7, 2005 LIZ MUELLER Registrar of Companies Province of British Columbia Canada

Incorporation No. BC0729352

BUSINESS CORPORATIONS ACT

ARTICLES

of

FAR RESOURCES LTD.

Incorporation No. BC0729352

BUSINESS CORPORATIONS ACT

ARTICLES

of

FAR RESOURCES LTD.

Part 1 - INTERPRETATION

1.1.         Definitions. In these Articles, unless the context otherwise requires:

(a)	“board of directors” or “board” or “directors” means the directors or the sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)	“registered address” of a shareholder means his address as recorded in the central securities register to be kept pursuant to the Business Corporations Act; and

(d)	“solicitor of the Company” means any partner or associate of the law firm retained by the Company in respect of the matter in connection with which the term is used.

1.2.         Expressions Referring to Writing. Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, telex, telegram, photography and other modes of representing or reproducing words in a visible and usable form.

1.3.         Expressions Referring to Signing. Expressions referring to signing or consenting to in writing shall be construed as including facsimile, printed or mechanically reproduced signatures and the receipt of messages by cable, telegram, telex, or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

1.4.         Constructions of Words. Words importing the singular include the plural and vice versa and words importing a male person include a female person and a corporation.

1.5.         Interpretation Act Applicable. The rules of construction contained in the Interpretation Act (British Columbia) shall apply, with the necessary changes and so far as applicable, to the interpretation of these Articles.

1.6.         Business Corporation Act Definitions Applicable. The definitions contained in the Business Corporations Act shall, with the necessary changes and so far as applicable, apply to these Articles.

1.7.         Conflicts. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

Part 2 - SHARES AND SHARE CERTIFICATES

2.1.         Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2.         Form of Certificates. Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Business Corporations Act.

2.3.         Shareholder Entitled to Certificate. Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4.         Delivery of Certificates. Any share certificate may be mailed by registered mail, postage prepaid, to the shareholder entitled thereto at his registered address and the Company shall not be liable for any loss occasioned to the shareholder if that share certificate is lost or stolen. In respect of a share held jointly by several persons, delivery of a certificate for that share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all.

2.5.         Replacement of Lost or Defaced Certificates. If a share certificate:

(a)	is worn out or defaced, the directors shall, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and shall issue a new certificate in lieu thereof;

(b)	is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity and security therefor, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate; or

(c)	represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue, registered in his name, two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

2.6.         Consolidation of Certificates. If two or more certificates are surrendered by the registered owner thereof to the Company together with a written request that the Company issue one certificate registered in his name representing the aggregate of the shares represented by the certificates so surrendered, the Company shall cancel the certificates so surrendered and issue in place thereof one certificate in accordance with the request.

2.7.         Fee for Certificates. There shall be paid to the Company in respect of the issue of any certificate pursuant to Articles 2.5 or 2.6 hereof such sum, if any, as the directors may from time to time prescribe.

2.8.         Recognition of Trusts. Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in a fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered owner.

Part 3 - ALLOTMENT AND ISSUE OF SHARES

3.1.         Directors Authorized. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2.         Commissions and Brokerage. The directors may pay a reasonable commission or allow a reasonable discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the Company.

3.3.         Conditions of Issue. No share may be issued until it is fully paid and the Company shall have received the lull consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be an amount determined by the directors to be, in all circumstances of the transaction, no greater than the fair market value thereof.

3.4.         Share Purchase Warrants and Rights. Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Part 4 - SHARE REGISTERS

4.1.         Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or ally class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2.         Closing Register. The Company must not at any time close its central securities register.

Part 5 - SHARE TRANSFERS

5.1.         Transferability and Instrument of Transfer. Subject to the restrictions, if any, set forth ill these Articles or in the Notice of Articles of the Company, any shareholder may transfer his shares by instrument in writing executed by or on behalf of that shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, provided on the back of the Company’s form of share certificate or in any other form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

5.2.         Submission of Instruments of Transfer. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing it together with the share certificate which accompanied it when tendered for registration.

5.3.         Authority in Instrument of Transfer. The signature of a shareholder or of his duly authorized attorney on the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer as transferee or if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its transfer agent or registrar.

5.4.         Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.5.         Transfer Fee. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the directors may from time to time prescribe.

5.6.         Transfer Agent. The Company may appoint one or more trust companies or agents as its transfer agent for the purpose of issuing, countersigning, registering, transferring and certifying the shares and share certificates of the Company.

Part 6 - TRANSMISSION OF SHARES

6.1.         Personal Representative Recognized on Death. In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative the directors may require him to deliver to the Company the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the directors consider appropriate in order to establish the right of the personal representative to such title to the interest in the shares of the deceased shareholder.

6.2.         Death or Bankruptcy. Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Business Corporations Act shall have been deposited with the Company. This Article does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

6.3.         Persons in Representative Capacity. Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Company as the Business Corporations Act requires or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, have the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

Part 7 - ALTERATIONS

7.1.         Alteration of Authorized Share Structure. Subject to Article 7.2 and the Business Corporations Act, the Company may:

(a)	by ordinary resolution create one or more classes of shares or, if none of the shares of a class are allotted or issued, eliminate that class of shares;

(b)	by ordinary create one or more series of shares within a class or, if none of the shares of a series of shares are allotted or issued, eliminate that series of shares;

(c)	by ordinary resolution increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(d)	by ordinary resolution subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(e)	if the Company is authorized to issue shares of a class of shares with par value, by ordinary resolution:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(f)	by ordinary resolution change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(g)	by ordinary resolution alter the identifying name of any of its shares; or

(h)	by ordinary resolution or special resolution otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

7.2.         Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may:

(a)	by ordinary resolution create special rights and restrictions for, and attach those special rights and restrictions to, the shares of any class or series, whether or not any or all of those shares have been issued; and

(b)	by ordinary resolution vary or delete any special rights or restrictions attached to the shares of any class or series, whether or not any or all of those shares have been issued.

7.3.         Change of Name. The Company may by ordinary resolution or directors’ resolution authorize an alteration of its Notice of Articles in order to change its name.

7.4.         Other Alterations If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

Part 8 - PURCHASE AND REDEMPTION OF SHARES

8.1.         Company Authorized to Purchase or Redeem Shares. Subject to Article 8.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

8.2.         Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

8.3.         Sale and Voting of Purchased Shares. If the Company retains a share purchased, redeemed or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

Part 9 - BORROWING POWERS

9.1.         Powers of Directors. The directors may from time to time at their discretion authorize the Company to:

(a)	borrow any sum of money:

(b)	guarantee the repayment of any sum of money borrowed by any person or corporation; and

(c)	guarantee the performance of any obligation of any person or corporation;

and may raise or secure the repayment of any sum of money so borrowed or guaranteed or any obligation so guaranteed in any manner and upon any terms and conditions as they may think fit and in particular and without limiting the generality of the foregoing by the issue of bonds, debentures or other debt obligations or by the granting of any mortgages or other security on the undertaking or whole or any part of the property of the Company, both present and future.

9.2.         Negotiability of Debt Obligations. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

9.3.         Special Rights on Debt Obligations. The directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

9.4.         Execution of Debt Obligations. If the directors so authorize or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides, any bonds, debentures or other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of those directors or officers printed or otherwise mechanically reproduced thereon and in such case any bonds, debentures, or other debt obligations so signed shall be as valid as if signed manually and every bond, debenture or other debt obligation so bearing facsimile signatures of directors or officers of the Company shall be manually signed, countersigned or certified by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any person whose facsimile signature is so used shall have ceased to hold the office that he is stated on any bond, debenture or other debt obligation to hold at the date of the actual issue thereof, that bond, debenture or other debt obligation shall be valid and binding on the Company.

Part 10 - GENERAL MEETINGS

10.1.       Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months alter the date on which it was incorporated or otherwise recognized, and thereafter must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2.       Consent Resolution In Lieu of Meeting of Shareholders. If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3.       Calling of Meetings of Shareholders. The directors may, whenever they think fit, call a meeting of shareholders.

10.4.       Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by directors’ resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5.       Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6.       Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7.       Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8.       Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 1 1.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Part 11 - PROCEEDINGS AT GENERAL MEETINGS

11.1.       Special Business. At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2.       Majority Required for a Special Resolution. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3.       Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

11.4.       One Shareholder may Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5.       Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any solicitor for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6.       Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7.       Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8.       Lack of Quorum at Succeeding Meeting. it; at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9.       Chair. The following individuals are entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if no chair of the board exists or is present and willing to act as chair of the meeting, the president of the Company, if any; or

(c)	if the chair of the board, and the president of the Company are absent or unwilling to act as chair of the meeting, the solicitor of the Company.

11.10.     Selection of Alternate Chair. If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, and the solicitor of the Company is absent or unwilling to act as chair of the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11.     Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12.     Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13.     Decisions by Show of Hands, Verbal Statements, or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy. In determining the result of a vote by show of hands, shareholders present by telephone or other communications medium in which all shareholders and proxy holders entitled to attend and participate in voting at the meeting are able to communicate with each other, may indicate their vote verbally or, otherwise in such manner as clearly evidences their vote and is accepted by the chair of the meeting.

11.14.     Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favor of or against the resolution.

11.15.     Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16.     Casting Vote. In case of an equality of votes either on a show of hands or on a poll, the chair of a meeting of shareholders will have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17.     Manner of Taking Poll. Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18.     Demand for Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19.     Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20.     Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21.     Demand for Poll. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22.     Demand for Poll Not to Prevent Continuance of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23.     Retention of Ballots and Proxies. The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24.     Meetings by telephone or other communications medium. A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Article 11.24 shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders, if one or more shareholders or proxy holders participate in a meeting a shareholders in a manner contemplated by this Article 11.24, (a) each such shareholder or proxy holder shall be deemed to be present at the meeting, and (b) the meeting shall be deemed to be held at the location specified in the notice of the meeting.

Part 12 - VOTES OF SHAREHOLDERS

12.1.       Number of Votes Per Share or Member. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders, under Article 12.3 herein, on a show of hands every shareholder present in person, by proxy or by authorized representative shall have one vote and on a poll every shareholder entitled to vote on that poll shall have one vote for every share he holds.

12.2.       Trustee of Shareholder May Vote. A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

12.3.       Votes by Joint Holders. Where there are joint shareholders registered in respect of any share, any one of the joint shareholders may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if he were solely entitled to it. If more than one of the joint shareholders is present at any meeting in person, by proxy or by authorized representative, the joint shareholder so present whose name stands first on the central securities register in respect of the share shall alone be entitled to vote in respect of that share. For the purpose of this Article 12.3, two or more trustees of a shareholder in whose sole name any share is registered shall be deemed joint shareholders.

12.4.       Representative of a corporate shareholder. If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Article 12.4:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

12.5.       When proxy provisions do not apply. Articles 12.6 to 12.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.6.       Appointment of proxy holders. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than three) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.7.       Alternate proxy holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.8.       When Proxy Holder Need Not Be A Shareholder. A person who is appointed as a proxy holder need not be a shareholder of the Company.

12.9.       Form of proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints _______ or, failing that person, _______, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed this	day of

Signature of shareholder

12.10.     Provision of proxies. A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or:

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

12.11.     Revocation of proxies. Subject to Article 12.12, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	provided at the meeting to the chair of the meeting.

12.12.     Revocation of proxies must be signed. An instrument referred to in Article 12.11 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.4.

12.13.     Validity of proxy votes. A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	by the chair of the meeting, before the vote is taken.

12.14.     Production of evidence of authority to vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

12.15.     Counterpart Resolutions. Ordinary and special resolutions of the Company consented to in writing by shareholders of the Company may be in counterparts each consented to in writing by one shareholder or more than one shareholder, which together shall be deemed to constitute one resolution.

Part 13 - DIRECTORS

13.1.       Number of Directors. If the Company is not a pre-existing company under the Business Corporations Act, the persons designated as directors of the Company in the Notice of Articles are the first directors. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors if applicable;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4;

(c)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2.       Change in Number of Directors. If the number of directors is set under Articles 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board up to that number; and

(b)	if, contemporaneously with setting that number, the shareholders do not elect or appoint the number of directors needed to fill vacancies in the board up to that number, then the directors may appoint, or failing which the shareholders may elect or appoint, directors to fill those vacancies.

13.3.       Directors’ Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4.       Remuneration and Expenses of Directors. The remuneration of the directors as such may from time to time be determined by the directors or, if the directors shall so decide, by the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any director shall perform any professional or other service for the Company that in the opinion of the directors is outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Company’s business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

13.5.       Qualification of Directors. A director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Business Corporations Act to become or act as a Director.

Part 14 - ELECTION AND REMOVAL OF DIRECTORS

14.1.       Election at General Meeting. At every annual general meeting of the Company and in every unanimous resolutions contemplated in Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors set under these Articles from time to time; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2.       Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act:

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3.       Failure to Elect or Appoint Directors. Where the Company fails to hold an annual general meeting in accordance with the Business Corporations Act and all the shareholders who are entitled to vote an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2 on or before the date by which the annual general meeting is required to be held under the Business Corporations Act or if the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors, the directors then in office shall continue to hold office until the earlier of:

(a)	the date on which his or her successor is elected or appointed; and

(b)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4.       Places of Retiring directors not Filled. If at any meeting of shareholders at which there should be an election of Directors, the places of any of the retiring directors are not filled by such election, such of the retiring directors who are not re-elected as may be requested by the newly elected directors shall, if willing to do so, continue in office to complete the number of directors for the time being fixed pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for the purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles such number shall be fixed at the number of directors actually elected or continued in office.

14.5.       Directors may fill casual vacancies. Any casual vacancy occurring in the board of directors may be filled by the remaining directors or Director.

14.6.       Remaining directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7.       Shareholders May Fill Vacancies. If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, then failing the filling of any vacancies as set forth in Article 14.6, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8.       Additional Directors. Notwithstanding Articles 13.1 and 13.2, between successive annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors shall have power to appoint one or more additional directors but the number of additional directors so appointed shall not be more than:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9.       Alternate Directors. Any director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors, to attend and vote as a director at a meeting at which the person appointing him is not personally present, to sign consent resolutions pursuant to Article 17.8, and, if he is a Director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

14.10.     Termination of Directorship. A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a solicitor for the Company; or

(d)	the director is removed from office pursuant to Articles 14.11 or 14.12.

14.11.     Removal of director by Shareholders. The Company may by special resolution remove any director before the expiration of his period of office and may by ordinary resolution elect or appoint another person in his stead. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.12.     Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Part 15 - POWERS AND DITTIES OF DIRECTORS

15.1.       Management of Affairs and Business. Subject to the Business Corporations Act and these Articles, the directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2.       Appointment of Attorney. The directors may from time to time by power of attorney or other instrument, under the common seal of the Company if required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favor of any of the directors or any of the shareholders of the Company or in favor of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

Part 16 - DISCLOSURE OF INTEREST OF DIRECTORS

16.1.       Disclosure of Conflicting Interest. A director or senior officer who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to materially conflict with his duty or interest as a director or senior officer shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director or senior officer, as the case may be, in accordance with the provisions of the Business Corporations Act.

16.2.       Voting and Quorum. A director who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director who holds such a disclosable interest may, however, be counted in the quorum present at the meeting at which such vote is taken.

16.3.       Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested shall be liable to be voided by reason thereof nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

16.4.       Professional Services by director or Officer. Subject to compliance with the provisions of the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company (except as auditor of the Company) and he or such person shall be entitled to remuneration for professional services as if he were not a director or officer.

16.5.       Director or Officer in Other Corporation. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, such director or officer shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other person.

16.6.       Obligation to Account for Profits. A director or senior officer who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

Part 17 - PROCEEDINGS OF DIRECTORS

17.1.       Chair and Alternate. The chairman of the board, if any, or in his absence, the president, if any, if the president is a director, shall preside as chairman at every meeting of the directors, or if there is no chairman of the board or no president, who is a director, or neither the chairman of the board or the president, if a director, is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the chairman of the board if any, and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

17.2.       Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

17.3.       Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.3 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.4.       Notice of Meeting. A director may, and the secretary or an assistant secretary, if any, upon request of a director shall, call a meeting of the board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose, or by leaving it at his prescribed address or at any other address provided to the Company by the director for this purpose, or orally, by delivery of written notice or by telephone, voice mail, email, fax or any method of legibly transmitting messages. It shall not be necessary to give notice of a meeting of directors if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any director or alternate director shall not invalidate the proceedings at the meeting.

17.5.       Waiver of Notice of Meetings. Any director may file with the Company a document executed by him waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such director or, unless the director otherwise requires by notice in writing to the Company or to his alternate director of any meeting of directors and all meetings of the directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

17.6.       Quorum. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and if not so fixed shall be a majority of the directors. If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

17.7.       Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.8.       Consent Resolutions in Writing. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, Fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.8 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

Part 18 - EXECUTIVE AND OTHER COMMITTEES

18.1.       Appointment of Executive Committee. The directors may by resolution appoint an executive committee to consist of such director or directors as they think fit, which committee shall have, and may exercise during the intervals between the meetings of the board, all the powers vested in the board except the power to till vacancies in the board, the power to remove a director, the power to change the membership of, or fill vacancies in, said committee or any other committee of the board, and except such other powers, if any, as may be specified in the resolution or any subsequent resolution. The said committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the board of directors at such times as the board of directors may from time to time require. The board shall have the power at any time to revoke, alter or override the authority given to or acts done by the executive committee except as to acts done before such revocation, alteration or overriding and to terminate the appointment or change the membership of such committee and to fill vacancies in it. The executive committee, in the exercise of the powers delegated to it, must conform to any rules that may from time to time be imposed on it by the directors. A majority of the directors of said committee shall constitute a quorum thereof

18.2.       Appointment of Other Committees. The directors may by resolution appoint one or more committees (other than the executive committee) consisting of such director or directors as they think fit and may delegate to any such committee such powers of the board (except the power to fiill vacancies in the board, the power to remove a director, the power to change the membership of or fill vacancies in any committee of the board, the power to appoint or remove officers appointed by the directors) subject to such conditions as may be prescribed in such resolution or any subsequent resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the board of directors at such times as the board of directors may from time to time require. The directors shall also have power at any time to revoke, alter or override any authority given to or acts to be done by any such committees except as to acts done before such revocation, alteration or overriding and to terminate the appointment or change the membership of a committee and to till vacancies in it. Any committee, in the exercise of the powers delegated to it, must conform to any rules that may from time to time be imposed on it by the directors. A majority of the directors of a committee shall constitute a quorum thereof

18.3.       Procedure at Meetings. Subject to such rules as may from time to time be imposed on it by the directors and unless the directors otherwise provided in the resolution appointing it or any subsequent resolution, the executive committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the directors of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote. A resolution approved in writing by all the directors of the executive committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date started thereon or on the latest date stated in any counterpart.

Part 19 - OFFICERS

19.1.       Directors May Appoint Officers. The directors may, from time to time, appoint a president, secretary or any other officer that it considers necessary, and the directors may, at any time, terminate any such appointment.

19.2.       Functions, Duties and Powers of Officers. The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3.       Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4.       Remuneration and Terms of Appointment. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

Part 20 - INDEMNIFICATION

20.1.       Definitions. In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2.       Mandatory Indemnification of Directors and Former Directors. Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and personal and other legal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3.       Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4.       Non-Compliance with Business Corporations Act. The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5.       Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or personal or other legal representatives) who:

(a)	is or was a director, alternate director, officer, employee or agent of the Company;

(b)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Part 21 - SEAT,

21.1.       Who May Attest Seal. Except as provided in Articles 21.2 and 21.3, the Company’s seal, if any. Must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

21.2.       Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 21.1, the impression of the seal may be attested by the signature of any director or officer.

21.3.       Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

Part 22 - DIVIDENDS

22.1.       Declaration of Dividends. Subject to the Business Corporations Act and the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of dividends and fix the date of record therefor and the date for payment thereof. No date of record for any dividend shall precede the date of payment thereof by more than the maximum number of days permitted by the Business Corporations Act. No notice need be given of the declaration of any dividend. If no valid date of record is fixed, the date of record shall be deemed to be 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.2.       Dividends to be paid in accordance with number of shares. Subject to the rights of shareholders, if ally, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.3.       Dividends Bear No Interest. No dividend shall bear interest against the Company.

22.4.       Payment in Species and Fractional Interests. The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares or bonds, debentures or other debt obligations of the Company or in any one or more of those ways and where any difficulty arises in regard to the distribution the directors may settle the same as they think fit. The directors may fix the value for distribution of specific assets and may vest any of those specific assets in trustees upon such trusts for the persons entitled thereto as the directors think fit. Notwithstanding the foregoing, if any dividend results in any shareholder being entitled to a fraction of a share, bond, debenture or other debt obligation of the Company, the directors may pay that shareholder in place of that fraction of a share, bond, debenture or other debt obligation the cash equivalent thereof The directors may arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of fractions of shares, bonds, debentures or other debt obligations of the Company on behalf of shareholders entitled thereto.

22.5.       Capitalization. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.6.       Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder first named on the central securities register or to such person or to such address as any shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority, if a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Part 23 - DOCUMENTS, RECORDS AND REPORTS

23.1.       Accounts to be Kept. The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2.       Inspection of Accounts. Unless the directors determine otherwise, or unless otherwise determined by an ordinary resolution, no shareholder of the Company shall be entitled to inspect or obtain a copy of the accounting records of the Company.

Part 24 - NOTICES

24.1.       Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted under the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient; and

(f)	delivery in such other manner as may be approved by the directors and reasonably evidenced.

24.2.       Deemed Receipt of Mailing. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3.       Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

24.4.       Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5.       Notice to Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Part 25 - PROHIBITIONS

25.1.       Transfers Restricted. If and for so long as the Company is not a public company, no share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors shall not be required to give any reason for refusing to consent to any such sale, transfer or other disposition.

25.2.       Definitions. For the purposes of Article 25.1:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (i) or (ii);

(b)	“security” and “voting security” have the meanings assigned to such terms in the Securities Act (British Columbia).

Full name and signature of incorporator	Date of Signing
/s/ Grerogry T Chu Authorized Signatory for GREGORY T CHU, A LAW CORPORATION	July 7, 2005

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

Confirmation of Service

Form Filed:	Notice of Alteration

Date and Time of Filing:	January 5, 2022 06:58 AM Pacific Time

Alteration Effective Date:	The alteration is to take effect at the time that this application is filed with the Registrar.

Name of Company:	FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

Incorporation Number:	BC0729352

This package contains:

●	Certified Copy of the Notice of Articles

●	Certificate of Name Change

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Page: 1 of 1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies CAROL PREST

This Notice of Articles was issued by the Registrar on: January 5, 2022 06:58 AM Pacific Time
Incorporation Number:	BC0729352
Recognition Date and Time:	Incorporated on July 7, 2005 07:51 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: PO BOX 10026 PACIFIC CENTRE 25TH FLOOR, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3 CANADA	Delivery Address: 25TH FLOOR, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1K8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: PO BOX 10026 PACIFIC CENTRE 25TH FLOOR, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3 CANADA	Delivery Address: 25TH FLOOR, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1K8 CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Taylor, Scott

Mailing Address: 10807 TIMBERDASH AVENUE HIGHLANDS RANCH CO 80126 UNITED STATES	Delivery Address: 10807 TIMBERDASH AVENUE HIGHLANDS RANCH CO 80126 UNITED STATES

Last Name, First Name, Middle Name:

Lyons, Andrew

Mailing Address: 716 - 518 MOBERLY ROAD VANCOUVER BC V5Z 4G3 CANADA	Delivery Address: 716 - 518 MOBERLY ROAD VANCOUVER BC V5Z 4G3 CANADA

Last Name, First Name, Middle Name:

Tenn, Pierre Yves

Mailing Address: 43 GLENMORE DRIVE WEST VANCOUVER BC V7S 1A5 CANADA	Delivery Address: 43 GLENMORE DRIVE WEST VANCOUVER BC V7S 1A5 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

Page: 2 of 2

Date and Time: January 5, 2022 06:58 AM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Alteration

FORM 11

BUSINESS CORPORATIONS ACT

Section 257

Filed Date and Time:	January 5, 2022 06:58 AM Pacific Time
Alteration Date and Time:	Notice of Articles Altered on January 5, 2022 06:58 AM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:
BC0729352	FAR RESOURCES LTD.

Name Reservation Number:	Name Reserved:
NR7569946	FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From: FAR RESOURCES LTD.	To: FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

BC0729352 Page: 1 of 1

Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries	NOTICE OF ALTERATION FORM 11 – BC COMPANY Section 257 (4) Business Corporations Act

Telephone: 250 356 – 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A.	INCORPORATION NUMBER OF COMPANY

BC0729352

B.	NAME OF COMPANY

FAR RESOURCES LTD.

C.	ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered or added

☑	Company name	☐	Date of a Resolution or Court Order
(applies to special rights or restrictions only)
☐	A translation of company name

☐	Pre-existing Company Provisions	☐	Authorized Share Structure

D.	ALTERATION EFFECTIVE DATE – Choose one of the following:

☑	The alteration is to take effect at the time that this notice is filed with the registrar.

☐	The alteration is to take effect at 12:01 a.m. Pacific Time on ________________ being a date that is not more than ten days after the date of the filing of this notice.

☐	The alteration is to take effect at _____________ ☐ a.m. or ☐ p.m. Pacific Time on ____________ being a date and time that is not more than ten days after the date of the filing of this notice.

E.	CHANGE OF COMPANY NAME

The company is to change its name from Far Resources Ltd.

to (choose one of the following):

☑	Foremost Lithium Resource & Technology Ltd. This name has been reserved for the company under name reservation number NR 7569946 or

☐	a name created by adding “B.C. Ltd.” after the incorporation number of the company.

F.	TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Rev. 2004/7/27
FORM 11 – Leitch Systems Design Inc. – Approved September 3, 2004	Page 1
Adapted and reprinted with permission of the Province of British Columbia – © 2004

Changes: Change the following translation(s) of the company name:
PREVIOUS TRANSLATION OF THE COMPANY NAME	NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

G.	PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H.	AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD

Set out the new authorized share structure

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO

I.       CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY/MM/DD
SCOTT TAYLOR	X	December 27,2021

Rev. 2004/7/27
FORM 11 – Leitch Systems Design Inc. – Approved September 3, 2004	Page 2
Adapted and reprinted with permission of the Province of British Columbia – © 2004